UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 15, 2025

BRAEMAR HOTELS & RESORTS INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35972	46-2488594
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway
Suite 1200
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BHR	New York Stock Exchange
Preferred Stock, Series B	BHR-PB	New York Stock Exchange
Preferred Stock, Series D	BHR-PD	New York Stock Exchange

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITIES HOLDERS.

(a) On December 15, 2025, Braemar Hotels & Resorts Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). As of October 20, 2025, the record date for the Annual Meeting, there were 82,048,960 shares of voting stock outstanding and entitled to vote, consisting of 68,219,432 shares of common stock, 12,429,625 shares of Series E Preferred Stock and 1,399,903 shares of Series M Preferred Stock. At the Annual Meeting, 60,604,612 shares, or approximately 73.86% of the eligible voting shares, were represented either in person or by proxy.

(b) At the Annual Meeting, the stockholders voted on the following items:

1. Proposal One - To elect nine (9) nominees to the Board of Directors of the Company (the “Board”) to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. The voting results for each nominee were as shown below:

Name	For	Against	Abstain	Broker Non-Votes
Monty J. Bennett	25,210,121	15,435,918	2,465,014	17,493,559
Stefani D. Carter	17,537,826	22,919,392	2,653,835	17,493,559
Candace Evans	25,927,625	14,708,466	2,474,962	17,493,559
Bob Ghassemieh	39,613,359	1,017,109	2,480,585	17,493,559
Rebecca Musser	33,891,486	6,736,785	2,482,782	17,493,559
Rebeca Odino-Johnson	29,992,412	10,642,730	2,475,911	17,493,559
Matthew D. Rinaldi	22,178,511	18,454,444	2,478,098	17,493,559
Kellie Sirna	34,523,943	6,110,352	2,476,758	17,493,559
Richard J. Stockton	30,700,098	9,935,818	2,475,137	17,493,559

Each director nominee named above was elected at the Annual Meeting except for Ms. Carter who did not receive a majority of votes cast in favor of her election and therefore was not elected. In accordance with the director resignation policy set forth in the Company’s Corporate Governance Guidelines, Ms. Carter tendered her resignation from the Board. On December 15, 2025, after due consideration and with Ms. Carter recusing herself, the Board rejected the resignation of Ms. Carter. As a result, Ms. Carter will continue serving on the Board.

2. Proposal Two - To obtain advisory approval of the Company’s executive compensation. This proposal was approved by the votes indicated below:

For	Against	Abstain	Broker Non-Votes
32,041,423	8,540,915	2,528,715	17,493,559

3. Proposal Three - To ratify the appointment of BDO USA, PC, a national public accounting firm, as the Company’s independent auditors for the fiscal year ending December 31, 2025. This proposal was approved by the votes indicated below:

For	Against	Abstain
57,704,415	394,033	2,506,164

ITEM 8.01 OTHER EVENTS.

On December 3, 2025, Brancous LP1 (“Brancous”) filed a complaint in the United States District Court for the District of Maryland (the “District Court”), alleging breach of fiduciary duties and violations of federal securities laws, and seeking, among other relief, injunctive relief enjoining the Annual Meeting, voiding all votes cast for incumbent Board members, and re-setting the 2025 Annual Meeting to allow stockholders to cast votes in favor of Brancous nominees. On December 5, 2025, Brancous filed a Motion for Temporary Restraining Order and Preliminary Injunction (the “Motion”), seeking, among other relief, to enjoin the Annual Meeting and declare void all votes cast to date. The District Court heard argument on the Motion on December 11, 2025, and denied the Motion in an oral ruling at that same hearing, finding, among other things, that Brancous had not established that it was likely to succeed on the merits of its claims. The District Court further observed that it was “unclear where we should go from here” following the ruling on the Motion, and directed the parties to confer and then advise the District Court as to how the case should proceed. Because the Brancous complaint sought equitable relief related to the Annual Meeting, which has since passed, and based on the District Court’s comments on the merits of Brancous’s claims, counsel to the Company has requested that Brancous dismiss its complaint. If Brancous does not do so, the Company will vigorously defend the lawsuit, which the Company believes is without merit and is now moot.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAEMAR HOTELS & RESORTS INC.

Dated: December 16, 2025	By:	/s/ Jim Plohg
Jim Plohg
Executive Vice President, General Counsel & Secretary